Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2024 RESULTS

First Quarter 2024 Highlights
◾
Net sales of $981 million

◾
Operating income margin of 16.8%; Adjusted operating income margin of 17.5%

◾
Record EPS of $2.14; record Adjusted EPS of $2.23

◾
Cash flows from operations increase 8% to record $133 million

◾
Returned $152 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, April 25, 2024 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2024 net income of $123.4 million, or diluted earnings per share (EPS) of $2.14, which includes special item after-tax net charges of $5.2 million, or $0.09 EPS. This compares with prior year period net income of $121.9 million, or $2.09 EPS, which included special item after-tax net charges of $2.3 million, or $0.04 EPS. Excluding special items, first quarter 2024 adjusted net income was $128.7 million, or $2.23 adjusted EPS. This compares with adjusted net income of $124.2 million, or $2.13 adjusted EPS, in the prior year period.

First quarter 2024 sales decreased 5.6% to $981 million reflecting a 6.1% decrease in organic sales. Operating income for the first quarter 2024 was $165 million, or 16.8% of sales, as compared with operating income of $164.4 million, or 15.8% of sales, in the prior year period. Excluding special items, adjusted operating income was $171.4 million, or 17.5% of sales, as compared with $169.1 million, or 16.3% of sales, in the prior year period.

“We achieved record first quarter earnings and cash flow generation as strong execution and effective cost management mitigated slower sales performance as we start the year,” commented Steven B. Hedlund, President and Chief Executive Officer. “We remain focused on our strategic growth initiatives as we navigate the cycle and are pleased to have reached our $1 billion automation sales run rate target with our recent RedViking® acquisition.”

Webcast Information

A conference call to discuss first quarter 2024 financial results will be webcast live today, April 25, 2024, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 21 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2024 RESULTS

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended March 31,				Prior Year
	2024	% of Sales	2023	% of Sales	$	%
Net sales	$981,197	100.0%	$1,039,343	100.0%	$(58,146)	(5.6)%
Cost of goods sold	612,798	62.5%	683,986	65.8%	71,188	10.4%
Gross profit	368,399	37.5%	355,357	34.2%	13,042	3.7%
Selling, general & administrative expenses	198,747	20.3%	190,116	18.3%	(8,631)	(4.5)%
Rationalization and asset impairment charges	4,605	0.5%	877	0.1%	(3,728)	(425.1)%
Operating income	165,047	16.8%	164,364	15.8%	683	0.4%
Interest expense, net	8,779	0.9%	13,201	1.3%	4,422	33.5%
Other income	2,262	0.2%	4,181	0.4%	(1,919)	(45.9)%
Income before income taxes	158,530	16.2%	155,344	14.9%	3,186	2.1%
Income taxes	35,115	3.6%	33,413	3.2%	(1,702)	(5.1)%
Effective tax rate	22.2%		21.5%		(0.7)%
Net income	$123,415	12.6%	$121,931	11.7%	$1,484	1.2%

Basic earnings per share	$2.17		$2.12		$0.05	2.4%
Diluted earnings per share	$2.14		$2.09		$0.05	2.4%
Weighted average shares (basic)	56,865		57,596
Weighted average shares (diluted)	57,641		58,417

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2024	December 31, 2023
Cash and cash equivalents	$374,978	$393,787
Accounts receivable, net	544,514	538,830
Inventories	567,279	562,864
Total current assets	1,679,750	1,693,111
Property, plant and equipment, net	582,178	575,316
Total assets	3,379,717	3,377,297
Trade accounts payable	327,798	325,435
Total current liabilities	748,873	754,610
Short-term debt (1)	4,720	2,439
Long-term debt, less current portion	1,102,677	1,102,771
Total equity	1,307,828	1,308,852

Operating Working Capital	March 31, 2024	December 31, 2023
Average operating working capital to Net sales (2)	18.8%	17.1%

Invested Capital	March 31, 2024	December 31, 2023
Short-term debt (1)	$4,720	$2,439
Long-term debt, less current portion	1,102,677	1,102,771
Total debt	1,107,397	1,105,210
Total equity	1,307,828	1,308,852
Invested capital	$2,415,225	$2,414,062

Total debt / invested capital	45.9%	45.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2024	2023
Operating income as reported	$165,047	$164,364
Special items (pre-tax):
Rationalization and asset impairment charges (2)	4,605	877
Acquisition transaction costs (3)	1,762	—
Amortization of step up in value of acquired inventories (4)	—	3,856
Adjusted operating income (1)	$171,414	$169,097
As a percent of net sales	17.5%	16.3%

Net income as reported	$123,415	$121,931
Special items:
Rationalization and asset impairment charges (2)	4,605	877
Acquisition transaction costs (3)	1,762	—
Amortization of step up in value of acquired inventories (4)	—	3,856
Gain on asset disposal (5)	—	(1,646)
Tax effect of Special items (6)	(1,126)	(818)
Adjusted net income (1)	128,656	124,200
Interest expense, net	8,779	13,201
Income taxes as reported	35,115	33,413
Tax effect of Special items (6)	1,126	818
Adjusted EBIT (1)	$173,676	$171,632

Effective tax rate as reported	22.2%	21.5%
Net special item tax impact	(0.2)%	0.1%
Adjusted effective tax rate (1)	22.0%	21.6%

Diluted earnings per share as reported	$2.14	$2.09
Special items per share	0.09	0.04
Adjusted diluted earnings per share (1)	$2.23	$2.13

Weighted average shares (diluted)	57,641	58,417

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Primarily related to rationalization plans initiated within International Welding and the Harris Products Group.

(3) Related to acquisitions and are included in Selling, general & administrative expenses.

(4)	Related to acquisitions and are included in Cost of goods sold.
(5)	Gain on asset disposal and included in Other income.
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2024	2023
Net income as reported	$546,733	$468,125
Plus: Interest expense (after-tax)	36,519	28,875
Less: Interest income (after-tax)	6,793	1,560
Net operating profit after taxes	$576,459	$495,440
Special Items:
Rationalization and asset impairment charges	(7,586)	10,780
Acquisition transaction costs	1,762	6,003
Pension settlement charges	845	—
Amortization of step up in value of acquired inventories	8,397	4,962
Gain on asset disposal	—	(1,646)
Tax effect of Special items (2)	2,228	(3,051)
Adjusted net operating profit after taxes (1)	$582,105	$512,488

Invested Capital	March 31, 2024	March 31, 2023
Short-term debt	$4,720	$49,340
Long-term debt, less current portion	1,102,677	1,110,626
Total debt	1,107,397	1,159,966
Total equity	1,307,828	1,125,236
Invested capital	$2,415,225	$2,285,202

Return on invested capital as reported	23.9%	21.7%
Adjusted return on invested capital (1)	24.1%	22.4%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES:
Net income	$123,415	$121,931
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	64	—
Depreciation and amortization	21,586	21,295
Other non-cash items, net	11,946	2,498
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(9,603)	(27,664)
(Increase) decrease in inventories	(9,416)	5,881
Increase in trade accounts payable	3,957	6,841
Net change in other current assets and liabilities	(4,790)	(6,082)
Net change in other long-term assets and liabilities	(3,865)	(769)
NET CASH PROVIDED BY OPERATING ACTIVITIES	133,294	123,931

INVESTING ACTIVITIES:
Capital expenditures	(26,256)	(18,787)
Proceeds from sale of property, plant and equipment	316	3,314
Other investing activities	—	(576)
NET CASH USED BY INVESTING ACTIVITIES	(25,940)	(16,049)

FINANCING ACTIVITIES:
Proceeds from (payments on) short-term borrowings	2,016	(43,940)
Payments on long-term borrowings	(169)	(111)
Proceeds from exercise of stock options	24,438	2,476
Purchase of shares for treasury	(110,405)	(32,158)
Cash dividends paid to shareholders	(41,280)	(37,583)
NET CASH USED BY FINANCING ACTIVITIES	(125,400)	(111,316)

Effect of exchange rate changes on Cash and cash equivalents	(763)	5,087
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(18,809)	1,653
Cash and cash equivalents at beginning of period	393,787	197,150
Cash and cash equivalents at end of period	$374,978	$198,803

Cash dividends paid per share	$0.71	$0.64

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended March 31, 2024
Net sales	$624,099	$235,761	$121,337	$—	$981,197
Inter-segment sales	29,978	8,408	3,093	(41,479)	—
Total sales	$654,077	$244,169	$124,430	$(41,479)	$981,197

Net income					$123,415
As a percent of total sales					12.6%

EBIT (1)	$136,100	$24,707	$18,342	$(11,840)	$167,309
As a percent of total sales	20.8%	10.1%	14.7%		17.1%
Special items charges (3)	—	3,069	1,536	1,762	6,367
Adjusted EBIT (2)	$136,100	$27,776	$19,878	$(10,078)	$173,676
As a percent of total sales	20.8%	11.4%	16.0%		17.7%

Three months ended March 31, 2023
Net sales	$658,645	$252,416	$128,282	$—	$1,039,343
Inter-segment sales	32,318	6,753	2,897	(41,968)	—
Total sales	$690,963	$259,169	$131,179	$(41,968)	$1,039,343

Net income					$121,931
As a percent of total sales					11.7%

EBIT (1)	$129,668	$29,296	$18,983	$(9,402)	$168,545
As a percent of total sales	18.8%	11.3%	14.5%		16.2%
Special items charges (4)	2,785	302	—	—	3,087
Adjusted EBIT (2)	$132,453	$29,598	$18,983	$(9,402)	$171,632
As a percent of total sales	19.2%	11.4%	14.5%		16.5%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2024 primarily reflect rationalization and asset impairment charges of $3,069 and $1,536 in International Welding and the Harris Products Group, respectively, and acquisition transaction costs of $1,762 in Corporate/Eliminations.

(4)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $2,785 and $1,071 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $877 in International Welding, and a gain on asset disposal of $1,646 in International Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2023	Volume	Acquisitions	Price	Exchange	2024
Operating Segments
Americas Welding	$658,645	$(42,653)	$4,164	$2,284	$1,659	$624,099
International Welding	252,416	(12,272)	—	(4,010)	(373)	235,761
The Harris Products Group	128,282	(8,856)	—	1,443	468	121,337
Consolidated	$1,039,343	$(63,781)	$4,164	$(283)	$1,754	$981,197

% Change
Americas Welding		(6.5)%	0.6%	0.3%	0.3%	(5.2)%
International Welding		(4.9)%	—	(1.6)%	(0.1)%	(6.6)%
The Harris Products Group		(6.9)%	—	1.1%	0.4%	(5.4)%
Consolidated		(6.1)%	0.4%	0.0%	0.2%	(5.6)%